Exhibit 3.1


                       AMENDED AND RESTATED
                         ARTICLES OF INCORPORATION
                                    OF
                              DELCHAMPS, INC.


(Composite Copy as of November 11, 1996 of Restated Articles of Incorporation,
      as Amended Compiled in the Manner Required by Rule 601(b)(3)(i) of Regulation S-K Promulgated Under the Securities Act of 1933, as Amended)


                                ARTICLE ONE

           The name of the Corporation shall be Delchamps, Inc.


                                ARTICLE TWO

     The purpose for which the Corporation is organized is the transaction of all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act. Without limiting the foregoing, the purposes for which the Corporation is organized, and its powers and authority, shall include the following:

     (a) To engage in and carry on a general wholesale and retail grocery and mercantile business; and to operate one or more wholesale and/or retail stores and warehouses for that purpose; to buy, sell, trade or otherwise deal generally in and with, both at wholesale and at retail, any and all kinds of groceries and other property, articles, goods, wares and merchandise of all kinds and character;


     (b) To purchase, own, hold, control, use, develop, improve, exchange, mortgage, lease, rent, sell, convey or otherwise acquire and dispose of and deal generally in and with, real property, both improved and unimproved, and any and all oil, gas and other minerals and mineral rights of every kind and any easement or other interest therein, wherever situate; to erect, or cause to be erected, on any lands owned, held or occupied by the Corporation, houses, buildings, or other structures, with their appurtenances; to manage, operate, lease, rebuild, enlarge, alter or improve any buildings or other structures, now or hereafter erected on lands so owned, held or occupied; to encumber, sell or otherwise dispose of any lands or interests in lands, and any buildings or other structures, and any houses, stores, shops, suites, rooms or part of any buildings or other structures, at any time owned or held by the Corporation;


     (c) To purchase or otherwise acquire, and to sell, let or grant letters patent, concessions, licenses, inventions, rights, and privileges, subject to royalty or otherwise, and whether exclusive, nonexclusive, or limited, or any part interest in such letters patent, concessions, licenses, inventions, rights, and privileges, whether in the United States or in any other part of the world;


     (d) To acquire by purchase, exchange, lease or otherwise, and to own, hold, use, develop, improve, operate, sell, assign, lease, transfer, convey, exchange, mortgage, pledge, or otherwise dispose of or deal in and with all kinds of equipment, fixtures, appliances, machinery, vehicles, structures, buildings, facilities, intangibles, choses in action and other personal property, and all kinds of real property of every class or description and interests, rights and privileges therein wheresoever situate;


     (e) To acquire and pay for in cash, stocks, bonds, debentures, or other securities of this Corporation or otherwise, the good will, rights, assets and property and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association and corporation;


     (f) To purchase or otherwise acquire, and to own, engage in, operate and maintain, any and all types and kinds of lawful businesses;


     (g) To acquire, by subscription, discount, purchase or otherwise, own, hold, underwrite, guarantee, negotiate, sell, assign, discount, exchange, mortgage, pledge, dispose of, realize upon and deal in and with securities of all kinds, including, but not limited to, shares of stock, bonds, debentures, script, warrants, rights, voting trust certificates, coupons, notes, accounts receivable, contracts, mortgages, commercial paper, evidences of indebtedness, certificates of interest, participation certificates, acceptances and interim receipts and certificates, issued or created by any corporation, association, joint stock company, partnership, firm, individual, trustee, syndicate, government, governmental authority, state, municipal corporation, or any governmental division or subdivision; to possess and exercise any and all rights, powers and privileges of ownership of any of the stock or other property of the Corporation, including the right to vote or consent or otherwise act with respect thereto; and to do any acts or things for the protection, preservation, improvement and enhancement in value of any property of the Corporation;


     (h) To borrow or raise money for any of the purposes of the Corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other types of indebtedness and securities and to secure the payment of any thereof and of the interest thereon by mortgage upon, pledge, conveyance or assignment in trust of the whole or any part of the properties, assets, business and good will of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes;


     (i) To guarantee the payment of the dividends on any shares of any corporation, joint stock company or association in which the Corporation has or may at any time have an interest; to endorse or otherwise guarantee the payment of the principal of, or interest on, any bonds, mortgages, debentures, or other securities issued or created by any corporation, joint stock company or association, in which this Corporation has an interest, or whose shares or securities it owns; to become surety for, and to guarantee, the carrying out or the performance of any contract of every kind of any corporation; joint stock company or association in which this Corporation has an interest, or whose shares or securities it owns; and to do any and all lawful things designed to protect, preserve, improve or enhance the value of any such shares, bonds, mortgages, debentures, securities, or other evidences of indebtedness of any corporation, joint stock company or association in which this Corporation has an interest or whose shares or securities it may own;


     (j) To purchase, hold, cancel, reissue, sell, exchange, transfer, or otherwise deal in its own securities from time to time, to such extent, in such manner and upon such terms as the Board of Directors of the Corporation shall determine to the extent now or hereafter allowed by law, and provided further that the shares of its own capital stock belonging to the Corporation shall not be voted upon directly or indirectly;


     (k) To have one or more offices, to carry on all or any part of its operations and business without restriction or limit as to amount; to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the States of District of Columbia of the United States, subject to the laws of such State or District;


     (l) To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, State, body politic, or government;


     (m) To lend its funds or credit from time to time to such extent, to such persons, firms, associations, corporations, governments, or subdivisions thereof, and on such terms and on such security, if any, or without security, ad the Board of Directors of the Corporation may determine and as may be lawful;


     (n) To carry on any other lawful business whatsoever in connection with any of the foregoing, or which is calculated directly or indirectly to promote the interest of the Corporation or to enhance the value of its property; and to execute from time to time, general and special powers of attorney to person, firms, associations or corporations, and to revoke the same as and when the Board of Directors may determine;


     (o) In general, to have and exercise all the powers conferred by the laws of Alabama upon corporations formed under the laws of the State of Alabama, and to do any or all of the things herein above set forth to the same extent as natural persons might or could do.


     The foregoing clauses shall be construed as being objects and purposes and powers and the foregoing clauses shall, except where otherwise expressed, be in nowise limited to, restricted by reference to, or inference from, the terms of any other clause in these Articles of Incorporation, but the objects and purposes and powers specified in each of the foregoing clauses of this article shall be regarded as independent objects, purposes and powers. The foregoing enumeration of specific objects, purposes and powers shall not be deemed to restrict or diminish the general powers of the Corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Alabama on business corporations organized pursuant to said laws.


                           ARTICLE THREE

     The mailing address of the Corporation's initial registered office is Post Office Box 1668, Mobile, Alabama 36633. The location of the Corporation's initial registered office is 305 Delchamps Drive, Mobile, Alabama 36602. The name of the Corporation's initial registered agent at such address is Joel O. Swanson.


                           ARTICLE FOUR

     The aggregate number of shares which the Corporation shall have authority to issue is 30,000,000 shares, divided into two classes: (a) 25,000,000 shares of Common Stock, having a par value of One Cent ($.01) per share and (b) 5,000,000 shares of Preferred Stock having no par value. Each previously authorized share of $1.00 par value Common Stock, whether issued or unissued, shall hereafter represent one share of $.01 par value Common Stock. The Board of Directors is hereby authorized to take such action as it deems necessary to provide for the exchange of stock certificates and the implementation of this paragraph.

     The Preferred Stock may be issued from time to time, in the discretion of the Board of Directors, either in whole or in part, in one or more series or without series. The Board of Directors is hereby given power and authority to fix and determine by resolution, adopted and filed in accordance with Alabama law, the voting powers, if any, full or limited, or no voting powers, and such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, if any, including, but not limited to, dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of all or any portion or series of Preferred Stock, and the number of shares constituting any such series and the terms and conditions of the issuance thereof. Unless otherwise provided in such resolution, the number of shares of Preferred Stock or series thereof set forth in such resolution may thereafter be increased or decreased (but not below the number of shares thereof then outstanding) by a resolution adopted by the Board of Directors and filed in accordance with Alabama law. Should the number of such shares be decreased, the number of shares by which the original number is decreased shall resume the status which they had prior to the adoption of the original resolution.


                           ARTICLE FIVE

     The names and post office addresses of the incorporators were as follows:

     A. F. Delchamps, 305 Delchamps Drive, Mobile, Alabama  36602
     O. H. Delchamps, 305 Delchamps Drive, Mobile, Alabama  36602
     Annie M. Delchamps, 305 Delchamps Drive, Mobile, Alabama 36602 Lucile C. Delchamps, 305 Delchamps Drive, Mobile, Alabama 36602 Virginia S. Delchamps, 305 Delchamps Drive, Mobile, Alabama 36602

     The names and post office addresses of the Directors chosen for the first year and to serve until the first annual meeting were the following five persons:

     A. F. Delchamps, 305 Delchamps Drive, Mobile, Alabama  36602
     O. H. Delchamps, 305 Delchamps Drive, Mobile, Alabama  36602
     Annie M. Delchamps, 305 Delchamps Drive, Mobile, Alabama 36602 Lucile C. Delchamps, 305 Delchamps Drive, Mobile, Alabama 36602 Virginia S. Delchamps, 305 Delchamps Drive, Mobile, Alabama 36602


                           ARTICLE SIX

     There is no period limited for the duration of said Corporation, and its existence shall be perpetual.


                          ARTICLE SEVEN

     The shareholders of the Corporation shall have no preemptive rights.


                          ARTICLE EIGHT

     A. A majority of the Directors shall constitute a quorum for the transactions of the business of the Corporation. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     B. Except as otherwise fixed by or pursuant to the provisions of Article Four hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1985, another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1986, and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1987, with each class to hold office until its successor is elected and qualified. At each annual meeting of the shareholders of the Corporation, the successors of the class of Directors whose term expires at the meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

     C. Advance notice of shareholder nominations for the election of Directors shall be given in the manner provided in the By-Laws of the Corporation.

     D. Except as otherwise provided for or fixed by or pursuant to the provisions of Article Four hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, retirement or other cause (other than a newly created directorship resulting from an increase in the number of Directors) may be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office until the next annual meeting of shareholders and until such Director's successor shall have been elected and qualified. In the case of a vacancy occurring other than in the last year of a Director's term of office, the Board of Directors may take appropriate steps by designation of short terms or otherwise, to insure that the term of office of the successor Director expires concurrently with the terms of the other Directors of his predecessor's class. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

     E. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office, with or without cause, only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

     F. Notwithstanding anything contained in these Restated Articles of Incorporation, the By-Laws of the Corporation may specify a mandatory age of retirement for all Directors.

     G. Notwithstanding anything contained in these Restated Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article Eight.


                           ARTICLE NINE

     The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation (except that the Board of Directors may not alter, amend or repeal any By-Law establishing what constitutes a quorum at shareholders' meetings). Notwithstanding the foregoing and anything contained in these Restated Articles of Incorporation to the contrary, Sections 1, 2, 3 and 4 of the Article III, and Article VI, of the By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. Notwithstanding anything contained in these Restated Articles of Incorporation to the contrary, the affirmative vote of the holders of at lest 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article Nine.


                           ARTICLE TEN

     A majority of the shares entitled to vote shall constitute a quorum at a meeting of the shareholders.


                          ARTICLE ELEVEN

     A. In addition to any affirmative vote required by law or these Restated Articles of Incorporation, and except as otherwise expressly provided in Section 2 of this Article Eleven.

          (i) any merger or consolidation of the Corporation or any subsidiary (as hereinafter defined) with (a) any interested stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an interested shareholder) which is, or after such merger or consolidation would be, an affiliate (as hereinafter defined) of an interested shareholder; or

          (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any interested shareholder or any affiliate of any interested shareholder of any assets of the Corporation or any subsidiary having an aggregate fair market value of $10,000,000 or more; or

          (iii)  the  issuance  or  transfer  by  the  Corporation  or  any subsidiary  (in  one  transaction  or  a  series  of  transactions)  of any securities of the Corporation or any subsidiary to any interested shareholder or any affiliate of any interested shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $10,000,000 or more; or

         (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an interested shareholder or any affiliate or any interested shareholder; or

         (v) any reclassification of securities (including any reverse stock split), or any merger or consolidation of the Corporation with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an interested shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary which is directly or indirectly owned by any interested shareholder or any affiliate of any interested shareholder, shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of the directors (the "voting stock"), voting together as a single class (it being understood that for purposes of this Article Eleven, each share of the voting stock shall have the number of votes granted to it generally in the election of directors). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

     B. The term "business combination" as used in this Article Eleven shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph A of this Section 1.


                            SECTION 2

     The provisions of Section 1 of this Article Eleven shall not be applicable to any particular business combination, and such business combination shall require only such affirmative vote as is required by law and any other provision of these Restated Articles of Incorporation, if all the conditions specified in either of the following paragraphs A and B are met:

     A. The business combination shall have been approved by a majority of the disinterested directors (as hereinafter defined).

     B.   All of the following conditions shall have been met:

          (i) The aggregate amount of the cash and the fair market value (as hereinafter defined) as of the date of the consummation of the business combination of consideration other than cash to be received per share by holders of Common Stock in such business combination shall be at least equal to the higher of the following:

               (a) (if applicable) the highest per share price (as hereinafter defined) (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the interested shareholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the business combination (the "announcement date"), or (2) in the transaction in which it became an interested shareholder, whichever is higher; and

               (b) the fair market value per share of Common Stock on the announcement date or on the date on which the interested shareholder became an interested shareholder (such latter date is referred to in this Article Eleven as the "determination date"), whichever is higher.

          (ii) The aggregate amount of the cash and the fair market value as of the date of the consummation of the business combination of consideration other than cash to be received per share by holders of shares of any class of outstanding voting stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B (ii) shall be required to be met with respect to every class of outstanding voting stock, whether or not the interested shareholder has previously acquired any shares of a particular class of voting stock);

               (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the interested stockholder for any shares of such class of voting stock acquired by it (1) within the two-year period immediately prior to the announcement date or (2) in the transaction in which it became an interested shareholder; whichever is higher;

               (b) (if applicable) the highest preferential amount per share to which the holders of shares of such class of voting stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

               (c) the fair market value per share of such class of voting stock on the announcement date or on the determination date, whichever is higher.

          (iii) The consideration to be received by holders of a particular class of outstanding voting stock (including Common Stock) shall be in cash or in the same form as the interested shareholder has previously paid for shares of such class of voting stock. If the interested shareholder has paid for shares of any class of voting stock with varying forms of consideration, the form of consideration for such class of voting stock shall be either cash or the form used to acquire the largest number of shares of such class of voting stock previously acquired by it. The price determined in accordance with paragraphs B(i) and B(ii) of this Section 2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

          (iv) After such interested shareholder has become an interested shareholder prior to the consummation of such business combination: (a) except as approved by a majority of the disinterested directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the disinterested directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the disinterested directors; and (c) such interested shareholder shall have not become the beneficial owner of any additional shares of voting stock except as part of the transaction which results in such interested shareholder becoming an interested shareholder.

          (v) After such interested shareholder has become an interested shareholder, such interested shareholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such business combination or otherwise.

          (vi) A proxy or information statement describing the proposed business combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such business combination (whether or not such proxy or information statement is required to be mailed pursuant to such act or subsequent provisions).


                                  SECTION 3

     For the purposes of this Article Eleven:

     A. A "person" shall mean any individual, firm, corporation or other entity.

     B. "Interested shareholder" shall mean any person (other than the Corporation or any subsidiary) who or which:

          (i) is the beneficial owner, directly or indirectly, of more than 20% of the voting power of the outstanding voting stock; or

          (ii) is an affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the voting power of the then outstanding voting stock; or

          (iii) is an assignee of or has otherwise succeeded to any shares of voting stock which were at any time within the two-period immediately prior to the date in question beneficially owned by any interested shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     C.   A person shall be a "beneficial owner" of any voting stock:

         (i) which such person or any of its affiliates or associates (as hereinafter defined) beneficially owns, directly or indirectly; or

          (ii) which such person or any of its affiliates or associates has
(a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

          (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of voting stock.

     D. For the purposes of determining whether a person is an interested shareholder pursuant to paragraph B of this Section 3, the number of shares of voting stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 3 but shall not include any other shares of voting stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     E. "Affiliate" or "associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on June 29, 1984.

     F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of interested shareholder set forth in paragraph B of this Section 3, the term "subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

     G. "Disinterested director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the interested shareholder and was a member of the Board prior to the time that the interested shareholder became an interested shareholder, and any successor of a disinterested director who is unaffiliated with the interested shareholder, and is recommended to succeed a disinterested director by a majority of disinterested directors then on the Board.

     H.   "Fair market value" means:

          (i) in case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split, reclassification or combination of outstanding shares of such stock into a greater or lesser number of shares of such stock; and

          (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

     I. The "highest per share price" shall be the highest per share price reflecting, in each case with respect to any class of stock, an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split, reclassification or combination of outstanding shares of such stock into a greater or lesser number of shares of such stock.

     J. In the event of any business combination in which the Corporation survives, the phrase "other consideration to be received" as used in paragraphs B(i) and (ii) of Section 2 of this Article Eleven shall include the shares of Common Stock and/or the shares of any other class of outstanding voting share retained by the holders of such shares.


                            SECTION 4

     A majority of the disinterested directors of the Corporation shall have the power and duty to determine for the purposes of this Article Eleven, on the basis of information known to them after reasonable inquiry,
(A) whether a person is an interested shareholder, (B) the number of shares of voting stock beneficially owned by any person, (C) whether a person is an affiliate or associate of another, (D) whether the assets which are the subject of any business combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any subsidiary in any business combination has, an aggregate fair market value of $10,000,000 or more. A majority of the disinterested directors of the Corporation shall have the further power to interpret all of the terms and provisions of this Article Eleven.


                            SECTION 5

     Nothing contained in this Article Eleven shall be construed to relieve any interested shareholder from any fiduciary obligation imposed by law.



                            SECTION 6

     Notwithstanding any other provisions of these Restated Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Restated Articles of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of 80% or more of the outstanding voting stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article Eleven.


                          ARTICLE TWELVE

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action in his or her capacity as a director, except for liability for (a) the amount of a financial benefit received by a director to which he or she is not entitled; (b) an intentional infliction of harm on the Corporation or its shareholders; (c) a violation of Section 10-2B-8.33 of the Alabama Business Corporation Law; (d) an intentional violation of criminal law; or (e) a breach of the director's duty of loyalty to the Corporation or its shareholders. Any repeal or modification of this Article XII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification. The provisions of this Article XII shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated by the provisions of this Article XII.

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